                                                                 EXHIBIT (11)(a)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]





                               February 16, 2007




Van Kampen Trust for Investment Grade Municipals
1221 Avenue of the Americas
New York, New York 10020

                  Re:  Registration Statement on Form N-14 for
                       the Van Kampen Trust for Investment Grade
                       Municipals (the "Registration Statement") (File No. 811-06471)
                       ---------------------
     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                             Very truly yours,


                                             /s/ Skadden, Arps, Slate,
                                                 Meagher & Flom LLP